EXHIBIT 5.1

[Stoel Rives Letterhead]

October 19, 2010

Raser Technologies, Inc. 5152 North Edgewood Drive, Suite 200 Provo, Utah 84604 Ladies and Gentlemen:

     We have acted as counsel for Raser Technologies, Inc., a Delaware corporation (the “Company”), in connection with (i) the Registration Statement on Form S-3 (File No. 333-159649) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of, among other things, shares of common stock, $0.01 par value per share (the “Common Stock”) and warrants to purchase Common Stock, all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $150,000,000 and (ii) the prospectus supplement, dated October 13, 2010 (the “Prospectus Supplement”) relating to the issue and sale pursuant to the Registration Statement of up to 9,305,790 shares (the “Shares”) of Common Stock, warrants to purchase up to 4,652,895 shares of Common Stock (the “Warrants”) and the shares of Common Stock issuable upon exercise of the Warrants (together with the Warrants and the Shares, the “Securities”).

     The Shares and Warrants are to be sold pursuant to subscription agreements (the “Subscription Agreements”) in the form attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on the date hereof.

     In connection with this opinion, we have examined and relied upon the Registration Statement and related base prospectus included therein (the “Base Prospectus”), the Prospectus Supplement, the Company’s Certificate of Incorporation, the Company’s Bylaws, as currently in effect, the Subscription Agreements, the Warrants and such other instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and

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certificates we have reviewed; and (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

     (1) the Shares, when issued and sold in accordance with the Subscription Agreements, the Registration Statement, the Base Prospectus and the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

     (2) the Warrants, when issued and sold in accordance with the Subscription Agreements, the Warrants, the Registration Statement, the Base Prospectus and the Prospectus Supplement, will be validly issued.

     (3) the shares of Common Stock issuable upon exercise of the Warrants, when issued upon payment of the exercise price therefor in accordance with the Subscription Agreements, the Warrants, the Registration Statement, the Base Prospectus and the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

Our opinion that any document is legal, valid and binding is qualified as to:

     (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

     (b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

     (c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Members of our firm are admitted to the bar in the State of Utah, and we do not express any opinion as to the laws of any jurisdiction, other than the federal laws of the United States of

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America, laws of the State of Utah and the General Corporation Law of the State of Delaware (the “DGCL”). We are not licensed to practice law in the State of Delaware and, accordingly, our opinions as to the DGCL are based solely on a review of the official statutes of the State of Delaware and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such statutes and provisions.

     We hereby consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the issue and sale of the Securities and to the use of our name in the above-referenced Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Prospectus Supplement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ STOEL RIVES LLP